Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No.2 to the Registration Statement on Form F-3 (No. 333-251905) of IRSA Inversiones y Representaciones Sociedad Anónima of our report dated January 5, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in IRSA Inversiones y Representaciones Sociedad Anónima’s Form 6-K dated January 5, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICE WATERHOUSE & Co. S.R.L

By: /s/ Walter Rafael Zablocky (Partner)
Walter Rafael Zablocky
Buenos Aires, Argentina
April 14, 2021